Exhibit 99.2

Real REMAX Group Announces $450 Million Share Repurchase Authorization

August 24, 2026

MIAMI--(BUSINESS WIRE)-- Real REMAX Group Inc. (NASDAQ: REAX) (“Real REMAX Group” or the “Company”), a leading technology-enabled global real estate platform, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to the lesser of $450 million in value, or 25 million in shares of its common stock.

"This authorization reflects our Board's confidence in Real REMAX Group's long-term strategy and our commitment to balanced capital allocation.” said Tamir Poleg, Chairman and Chief Executive Officer of Real REMAX Group. “We remain focused on disciplined investment in innovation, supporting our agents, and driving long-term value for all stakeholders — including deleveraging and share repurchases."

The timing and total amount of stock repurchases, if any, will depend upon market conditions and may be made from time to time in open market purchases, through privately negotiated transactions or otherwise. This program has no termination date. The program may be modified, suspended or discontinued at any time and does not obligate the Company to acquire any amount of common shares.

Real REMAX Group Inc.

Real REMAX Group Inc. (NASDAQ: REAX) is a leading technology-enabled global real estate platform spanning brokerage franchising and ancillary services. The fast-growing company combines these essential real estate services with powerful technology to deliver a seamless end-to-end consumer experience, guided by trusted real estate professionals. With 180,000+ agents, more than 100,000 of whom are based in the U.S. and Canada, and a presence in over 120 countries and territories, Real REMAX Group supports agents and broker/owners to power their own forward-thinking businesses. Additional information can be found on its website at www.realremaxgroup.com.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the stock repurchase authorization. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “potential”, “project”, and similar expressions or future or conditional verbs such as “could”, “may”, “should”, “will” and “would”. Such forward-looking statements include, but are not limited to, statements regarding Real REMAX Group leadership’s confidence in the execution of its strategy; statements regarding the anticipated benefits of the recently completed business combination (the “business combination”) by and between The Real Brokerage Inc. (“legacy Real”) and RE/MAX Holdings, Inc. (“legacy REMAX”); the anticipated impact of the business combination on Real REMAX Group’s business and financial and operating results, including its expected leverage and the amount and timing of synergies from the business combination; and the anticipated amount, manner and timing of execution of the share repurchase program. These statements inherently involve numerous risks, uncertainties, and assumptions that could cause actual results to differ materially from those projected in these statements, including statements about the anticipated benefits of the business combination. Where, in any forward-looking statement, Real REMAX Group expresses an expectation or belief as to future results or events, it is based on Real REMAX Group’s current plans and expectations, expressed in good faith and believed to have a reasonable basis. However, Real REMAX Group cannot give any assurance that any such expectation or belief as to future results will be achieved or accomplished. Significant risk factors that may cause such a difference include, but are not limited to, risks related to disruption from the business combination, including disruption of management time from current plans and ongoing business operations due to the business combination and matters relating to integrating the businesses of legacy Real and legacy REMAX; the risk that the business combination could have an adverse effect on Real REMAX Group’s ability to retain agents, franchisees and personnel or that there could be potential adverse reactions or changes to business relationships resulting from the business combination; unexpected costs, charges or expenses resulting from the business combination; potential litigation relating to the business combination and the effects of any outcomes related thereto; the ability of Real REMAX Group to achieve the synergies and other anticipated benefits expected from the business combination or such synergies and other anticipated benefits taking longer to realize than anticipated; the ability of Real REMAX Group to achieve the expected leverage or such leverage taking longer to realize than anticipated; anticipated tax treatment, unforeseen liabilities, future capital expenditures, economic performance, future prospects and business and management strategies for the management, expansion and growth of the Company’s operations; slowdowns in real estate markets, economic and industry downturns, Real REMAX Group’s ability to attract new agents and retain current agents, Real REMAX Group’s inability to successfully launch new products and features; Real REMAX Group’s inability to scale while improving operating leverage, or inability to successfully execute its strategies, including its strategy related to HeyLeo; possible unfavorable results in legal proceedings; changes in laws, regulations or the regulatory environment affecting our business; disruption to our technology or cybersecurity incidents; and other risk factors detailed from time to time in our reports filed with the SEC, as well as in legacy Real’s and legacy REMAX’s reports filed with the SEC, including legacy Real’s annual report on Form 40-F, reports on Form 6-K and other documents filed with the SEC, and legacy REMAX’s annual report on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K and other documents filed with the SEC, copies of which are available at www.sec.gov, and legacy Real’s reports filed with Canadian securities regulators, including legacy Real’s audited annual financial statements and annual management’s discussion and analysis for the financial year ended December 31, 2025, Annual Information Form dated March 4, 2026 and quarterly financial statements and quarterly management’s discussion and analysis for the period ended June 30, 2026, copies of which are available under legacy Real’s SEDAR+ profile at www.sedarplus.ca.

Real REMAX Group does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this press release nor the continued availability of this press release in archive form on Real REMAX Group’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Contact

Investor Relations

Loren Irwin
Director, Investor Relations and Financial Reporting
investors@therealbrokerage.com
908.280.2515

Media Relations
press@therealbrokerage.com